Exhibit 99.1

NEWS RELEASE August 2, 2022

Tetra Tech Announces Executive Appointments

Pasadena, California.  Tetra Tech, Inc. (NASDAQ: TTEK), a leading provider of high-end consulting and engineering services, in alignment with its long-term strategic plan, is announcing today the promotion of Jill M. Hudkins to Tetra Tech President, expanding her role to lead Tetra Tech’s strategic planning and operating segments.  Dr. Leslie Shoemaker, Tetra Tech’s current President, will transition to Chief Sustainability and Leadership Development Officer.

Ms. Hudkins has been with Tetra Tech for over 24 years in increasingly responsible positions, including leading our global growth initiatives and flagship water programs, and serving as a corporate officer and president of our Resilient & Sustainable Infrastructure operating division. She has led the advancement of data analytics across our global operations in water, environment, and sustainable infrastructure, including the launch and rapid growth of our Digital Water practice. Ms. Hudkins is a nationally recognized expert in high-end innovative water treatment solutions and obtained her master's degree in Civil and Environmental Engineering at the Massachusetts Institute of Technology, and bachelor's degree in Civil and Environmental Engineering from Duke University.

As Tetra Tech furthers its strategy to be the world’s leading high-end consultancy in water, environment and sustainable infrastructure, we are establishing the position of Chief Sustainability and Leadership Development Officer. Dr. Shoemaker, with over 30 years with Tetra Tech and having successfully led strategic planning and operations, is ideally suited to defining this new position. She will further advance our industry-leading sustainability program with a goal to improve the daily lives of a billion people through our projects and company-wide systems. In addition, she will spearhead the expansion of our employee leadership development programs to incorporate the company-wide application of Tetra Tech Delta, which is our collection of proprietary analytic tools and programs.

“Both Ms. Hudkins and Dr. Shoemaker will continue to advance Tetra Tech’s strategy in their new positions; and each bring tremendous talent, technical acumen, and operational experience that exemplifies our Leading with Science® approach and Tetra Tech Delta strategy,” said Dan Batrack, Tetra Tech Chairman and CEO. “Ms. Hudkins is a skilled leader who has contributed to the development and execution of key initiatives that have resulted in strong performance and the delivery of exceptional service to our clients. Sustainability always has been at the core of our business, and investment in our people is critical to that work; we are pleased to further our significant commitments in these areas with Dr. Shoemaker’s appointment to this new role.”

These appointments will be effective October 3, 2022, at the beginning of the Tetra Tech 2023 fiscal year.

About Tetra Tech

Tetra Tech is a leading provider of high-end consulting and engineering services for projects worldwide. With 21,000 associates working together, Tetra Tech provides clear solutions to complex problems in water, environment, sustainable infrastructure, renewable energy, and international development. We are Leading with Science® to provide sustainable and resilient solutions for our clients. For more information about Tetra Tech, please visit tetratech.com or follow us on LinkedIn, Twitter, and Facebook.

CONTACTS:

Jim Wu, Investor Relations

Charlie MacPherson, Media & Public Relations

(626) 470-2844

Any statements made in this release that are not based on historical fact are forward-looking statements. Any forward-looking statements made in this release represent management’s best judgment as to what may occur in the future. However, Tetra Tech’s actual outcome and results are not guaranteed and are subject to certain risks, uncertainties and assumptions ("Future Factors"), and may differ materially from what is expressed. For a description of Future Factors that could cause actual results to differ materially from such forward-looking statements, see the discussion under the section "Risk Factors" included in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission.

2